Exhibit 8.1

Subsidiaries	Jurisdiction
China EZGO Group Ltd. (formerly known as Hong Kong JKC Group Co., Limited)	Hong Kong
Changzhou EZGO Enterprise Management Co., Ltd. (formerly known as Changzhou Jiekai New Energy Technology Company)	People’s Republic of China
Jiangsu EZGO Energy Supply Chain Technology Co., Ltd.	People’s Republic of China
Jiangsu EZGO New Energy Technologies Co., Ltd.	People’s Republic of China
Sichuan EZGO Energy Technologies Co., Ltd.	People’s Republic of China
Tianjin EZGO Electric Technologies Co., Ltd.	People’s Republic of China
Changzhou Youdi Electric Bicycle Co., Ltd.	People’s Republic of China
Changzhou Langyi Electronic Technologies Co., Ltd.	People’s Republic of China
Jiangsu Langyi Import and Export Trade Co., Ltd.	People’s Republic of China

Variable Interest Entity	Jurisdiction
Jiangsu EZGO Electronic Technologies, Co., Ltd. (formerly known as Jiangsu Baozhe Electric Technologies, Co., Ltd.)	People’s Republic of China

Subsidiaries of Variable Interest Entity	Jurisdiction
Changzhou Hengmao Power Battery Technology Co., Ltd.	People’s Republic of China
Changzhou Yizhiying IoT Technologies Co., Ltd.	People’s Republic of China
Tianjin Dilang Technologies Co., Ltd.	People’s Republic of China
Tianjin Dilang Import and Export Trading Co., Ltd.	People’s Republic of China
Jiangsu Cenbird E-Motorcycle Technologies Co., Ltd.	People’s Republic of China
Tianjin Jiahao Bicycle Co, Co. Ltd.	People’s Republic of China